SUB-ITEM 77M

                                     MERGERS

                          AIM VARIABLE INSURANCE FUNDS
          AIM V. I. PREMIER EQUITY FUND INTO AIM V.I. CORE EQUITY FUND

On November 14, 2005, the Board of Trustees of AIM Variable Investment Funds ("AVIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 4, 2006, at a Special Meeting for shareholders of AIM V.I Premier Equity Fund, (the "Fund"), an investment portfolio of AVIF, shareholders approved the Agreement that provided for the combination of the Fund with AIM V.I. Core Equity Fund ("Buying Fund"), an investment portfolio of AVIF (the "Reorganization"). Pursuant to the Agreement, on May 1, 2006, all of the assets of the Fund were transferred to Buying Fund. Buying Fund assumed all of the liabilities of the Fund, and AVIF issued shares of Buying Fund to the Fund's shareholders. The value of each Buying Fund shareholder's account with the Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

For a more detailed discussion on the merger, please see the attached proxy statement (attached hereto as Attachment A).

                                                                    ATTACHMENT A

                                                                      APPENDIX I

                             PLAN OF REORGANIZATION
                                      FOR
                         AIM V.I. PREMIER EQUITY FUND,
                            A SEPARATE PORTFOLIO OF
                          AIM VARIABLE INSURANCE FUNDS
                               NOVEMBER 14, 2005

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE 1 DEFINITIONS.......................................................    1
  SECTION 1.1.  Definitions.................................................    1

ARTICLE 2 TRANSFER OF ASSETS................................................    4
  SECTION 2.1.  Reorganization of Selling Fund..............................    4
  SECTION 2.2.  Computation of Net Asset Value..............................    4
  SECTION 2.3.  Valuation Date..............................................    4
  SECTION 2.4.  Delivery....................................................    4
  SECTION 2.5.  Termination of Series and Redemption of Selling Fund            5
                Shares......................................................
  SECTION 2.6.  Issuance of Buying Fund Shares..............................    5
  SECTION 2.7.  Investment Securities.......................................    5
  SECTION 2.8.  Liabilities.................................................    5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLING FUND....................    5
  SECTION 3.1.  Registration and Regulation of Selling Fund.................    5
  SECTION 3.2.  Selling Fund Financial Statements...........................    5
  SECTION 3.3.  No Material Adverse Changes; Contingent Liabilities.........    6
  SECTION 3.4.  Selling Fund Shares; Business Operations....................    6
  SECTION 3.5.  Accountants.................................................    6
  SECTION 3.6.  Binding Obligation..........................................    6
  SECTION 3.7.  No Breaches or Defaults.....................................    6
  SECTION 3.8.  Permits.....................................................    7
  SECTION 3.9.  No Actions, Suits or Proceedings............................    7
  SECTION 3.10. Contracts...................................................    7
  SECTION 3.11. Properties and Assets.......................................    7
  SECTION 3.12. Taxes.......................................................    7
  SECTION 3.13. Benefit and Employment Obligations..........................    8
  SECTION 3.14. Voting Requirements.........................................    8
  SECTION 3.15. State Takeover Statutes.....................................    8
  SECTION 3.16. Books and Records...........................................    8
  SECTION 3.17. Prospectus and Statement of Additional Information..........    8
  SECTION 3.18. No Distribution.............................................    8
  SECTION 3.19. Liabilities of Selling Fund.................................    8
  SECTION 3.20. Shareholder Expenses........................................    9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYING FUND.....................    9
  SECTION 4.1.  Registration and Regulation of Buying Fund..................    9
  SECTION 4.2.  Buying Fund Financial Statements............................    9
  SECTION 4.3.  No Material Adverse Changes; Contingent Liabilities.........    9
  SECTION 4.4.  Registration of Buying Fund Shares..........................    9
  SECTION 4.5.  Accountants.................................................   10
  SECTION 4.6.  Binding Obligation..........................................   10
  SECTION 4.7.  No Breaches or Defaults.....................................   10
  SECTION 4.8.  Permits.....................................................   10
  SECTION 4.9.  No Actions, Suits or Proceedings............................   10
  SECTION 4.10. Taxes.......................................................   11
  SECTION 4.11. Representations Concerning the Reorganization...............   11
  SECTION 4.12. Prospectus and Statement of Additional Information..........   12

                                                                             PAGE
                                                                             ----

ARTICLE 4A CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND..................   12
  SECTION 4A.1 No Governmental Actions.....................................   12
  SECTION 4A.2 No Brokers..................................................   12
  SECTION 4A.3 Value of Shares.............................................   12
  SECTION 4A.4 Intercompany Indebtedness; Consideration....................   12
  SECTION 4A.5 Authorizations or Consents..................................   12
  SECTION 4A.6 No Bankruptcy Proceedings...................................   12

ARTICLE 5 COVENANTS........................................................   12
  SECTION 5.1. Conduct of Business.........................................   12
  SECTION 5.2. Expenses....................................................   13
  SECTION 5.3. Further Assurances..........................................   13
  SECTION 5.4. Consents, Approvals and Filings.............................   13
  SECTION 5.5. Submission of Plan to Shareholders..........................   13

ARTICLE 6 FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION...............   13
  SECTION 6.1. Further Conditions Precedent with respect to Both Funds.....   13

ARTICLE 7 TERMINATION OF PLAN..............................................   15
  SECTION 7.1. Termination.................................................   15
  SECTION 7.2. Survival After Termination..................................   15



ARTICLE 8 MISCELLANEOUS....................................................   15
  SECTION 8.1. Survival of Representations, Warranties and Covenants.......   15
  SECTION 8.2. Governing Law...............................................   15
  SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment...........   15
  SECTION 8.4. Obligations of Trust........................................   15
  SECTION 8.5. Amendments..................................................   16
  SECTION 8.6. Entire Plan; Exhibits and Schedules.........................   16
  SECTION 8.7. Successors and Assigns; Assignment..........................   16

EXHIBIT A         Excluded Liabilities of Selling Fund
SCHEDULE 2.1      Classes of Shares of Selling Fund and Corresponding Classes
                  of Shares of Buying Fund
SCHEDULE 3.3      Certain Contingent Liabilities of Selling Fund
SCHEDULE 4.3      Certain Contingent Liabilities of Buying Fund
SCHEDULE 4.4(a)   Classes of Shares of Buying Fund
SCHEDULE 4.11(b)  Permitted Reorganizations of Funds
SCHEDULE 6.1(k)   Tax Opinions

                          ii

                             PLAN OF REORGANIZATION

     PLAN OF REORGANIZATION, dated as of November 14, 2005 (this "Plan"), is adopted by AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), acting on behalf of AIM V.I. Premier Equity Fund ("Selling Fund"), and AIM V.I. Core Equity Fund ("Buying Fund"), each a separate series of Trust.

                                   WITNESSETH

     WHEREAS, Trust is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund and Buying Fund, for sale to insurance company separate accounts to fund variable annuity and variable life contracts; and

     WHEREAS, Investment Adviser (as defined below) provides investment advisory services to the Trust; and

     WHEREAS, the Trust desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Trust of shares of Buying Fund in the manner set forth in this Plan; and

     WHEREAS, the Investment Adviser (as defined below) serves as the investment advisor to both Buying Fund and Selling Fund; and

     WHEREAS, this Plan is intended to be and is adopted by Trust as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Code (as defined below); and

     WHEREAS, Trust is duly organized, validly existing and in good standing under Applicable Law (as defined below), with all requisite power and authority to adopt this Plan and perform its obligations hereunder.

     NOW, THEREFORE, Trust hereby adopts the following:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1. Definitions. For all purposes in this Plan, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Applicable Law" means the applicable laws of the state of Delaware and shall include the Delaware Statutory Trust Act.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Trust on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or trustee of Trust.

          "Buying Fund" means AIM V.I. Core Equity Fund, a separate series of Trust.

          "Buying Fund Auditors" means Tait, Weller & Baker for the fiscal year ended December 31, 2004, and PricewaterhouseCoopers LLP for the periods subsequent to December 31, 2004.

          "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended December 31, 2004, and the Buying Fund Semiannual Report to Shareholders dated June 30, 2005.

          "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Plan.

          "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Plan.

          "Closing Date" means May 1, 2006, or such other date as the parties may mutually agree upon.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "Corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

          "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of each Fund.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Governing Documents" means the organic documents which govern the business and operations of Trust and shall include, as applicable, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Adviser" means A I M Advisors, Inc.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "NYSE" means the New York Stock Exchange.

          "Permits" shall have the meaning set forth in Section 3.8 of this Plan.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Plan" means this Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

          "Registration Statement" means the registration statement on Form N-1A of Trust, as amended, 1940 Act Registration No. 811-7452.

          "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Trust of Buying Fund Shares directly to Selling Fund Shareholders as described in this Plan, and the termination of Selling Fund's status as a designated series of shares of Trust.

          "Required Shareholder Vote" means, if a quorum is present, the affirmative vote of a majority of the shares cast at the Shareholders Meeting.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Selling Fund" means AIM V.I. Premier Equity Fund, a separate series of Trust.

          "Selling Fund Auditors" means Tait, Weller & Baker for the fiscal year ended December 31, 2004, and PricewaterhouseCoopers LLP for the periods subsequent to December 31, 2004.

          "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended December 31, 2004 and the Selling Fund Semiannual Report to Shareholders dated June 30, 2005.

          "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

          "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

          "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Trust to consider and vote upon the approval of this Plan.

          "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Termination Date" means September 30, 2006, or such later date as the parties may mutually agree upon.

          "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

          "Trust" means AIM Variable Insurance Funds, a Delaware statutory trust.

          "Trust Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

          "Trustee Benefit Plans" means the Deferred Compensation Agreement for the Directors/Trustees of the AIM Funds, the AIM Funds Retirement Plan for Eligible Directors/Trustees, the Deferred Fee Agreement, the INVESCO Funds Retirement Plan for Independent Directors and the Deferred Retirement Plan Account Agreement.

          "Valuation Date" shall have the meaning set forth in Section 2.2 of this Plan.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2.  Computation of Net Asset Value.

     (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

     (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Registration Statement.

     (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Plan shall be computed in accordance with the policies and procedures of Selling Fund as described in the Registration Statement.

     (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Plan shall be made by Trust.

     SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Plan have been consummated), to be distributed to Selling Fund Shareholders under this Plan.

     SECTION 2.4.  Delivery.

     (a) No later than three (3) business days preceding the Closing Date, Trust shall instruct Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Custodian. Such assets shall be delivered by Trust to Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Custodian.

     (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Trust shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Custodian, including brokers' confirmation slips.

     SECTION 2.5.  Termination of Series and Redemption of Selling Fund
Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of Trust shall be terminated and Trust shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Trust.

     SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. Trust shall provide instructions to the transfer agent of Trust with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Trust shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Trust for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Trust.

     SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Trust shall prepare a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Trust prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

     SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF SELLING FUND

     Trust, on behalf of Selling Fund, represents and warrants as follows:

     SECTION 3.1. Registration and Regulation of Selling Fund. All Selling Fund shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.2. Selling Fund Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The Selling Fund Financial Statements present fairly in all material respects the financial position of Selling Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 3.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund. Except as set forth on Schedule 3.3, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the Selling Fund Financial Statements.

     SECTION 3.4.  Selling Fund Shares; Business Operations.

     (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

     (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, Selling Fund will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Treasury Regulations in a substantially unchanged manner. In anticipation of its Reorganization, Selling Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d)(3) of the Treasury Regulations) being transferred to Buying Fund.

     (e) Except for the Senior Officer Trust is required to employ pursuant to the Assurance of Discontinuance entered into by the Investment Adviser with the Attorney General of the State of New York on or about October 7, 2004, Trust does not have, and has not had during the six (6) months prior to the date of this Plan, any employees, and shall not hire any employees from and after the date of this Plan through the Closing Date.

     SECTION 3.5. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year ending December 31, 2004, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Selling Fund and, assuming this Plan has been duly approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Trust enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.7. No Breaches or Defaults. The adoption and delivery of this Plan by Trust on behalf of Selling Fund and performance by Trust of its obligations hereunder has been duly authorized by all necessary trust action on the part of Trust, other than approval by the shareholders of Selling Fund, and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Trust and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Selling Fund.

     SECTION 3.8. Permits. Except for the absence of, or default under, Permits (as defined below) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Trust has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to Trust's Board of Trustees.

     SECTION 3.10. Contracts. Trust is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Trust there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.11. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

     SECTION 3.12.  Taxes.

     (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Selling Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of Selling

Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2005 and for the short taxable year beginning on January 1, 2006 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended December 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) Selling Fund is aware of no information that would indicate that (i) Selling Fund has, or ever had, any shareholder that is not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the Treasury Regulations, or any entity referred to in (and holding its shares in compliance with the terms of) Section 1.817-5(f)(3)(i), (ii) or (iii) of the Treasury Regulations; or (ii) any public investor is participating or has ever participated in Selling Fund through such a segregated asset account other than through the purchase of variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of the Treasury Regulations. Selling Fund satisfies, and at all times during its existence has satisfied, the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of the Treasury Regulations.

     SECTION 3.13. Benefit and Employment Obligations. Except for any obligations under the Trustee Benefit Plans, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to, under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.14. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Plan.

     SECTION 3.15. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Plan or any of the transactions contemplated by this Plan.

     SECTION 3.16. Books and Records. The books and records of Trust relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.17. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.18. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Plan.

     SECTION 3.19. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

     SECTION 3.20. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF BUYING FUND

     Trust, on behalf of Buying Fund, represents and warrants as follows:

     SECTION 4.1. Registration and Regulation of Buying Fund. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.2. Buying Fund Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 4.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Trust. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.3, no contingent liabilities of Buying Fund have arisen since the date of the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.4.  Registration of Buying Fund Shares.

     (a) Buying Fund currently has those classes of shares that are set forth on
Schedule 4.4(a). Under its Governing Documents, Trust is authorized to issue an unlimited number of shares of each such class.

     (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Trust then in effect.

     (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of the Registration Statement on Form N-14, shall be furnished to the shareholders of Selling

Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification.

     SECTION 4.5. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year ending December 31, 2004, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Buying Fund and, assuming this Plan has been duly authorized and delivered by Trust on behalf of Selling Fund, constitutes the legal, valid and binding obligation of Trust, enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.7. No Breaches or Defaults. The execution and delivery of this Plan by Trust on behalf of Buying Fund and performance by Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of Trust and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Buying Fund.

     SECTION 4.8. Permits. Except for the absence of, or default under, Permits that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Trust has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to Trust's Board of Trustees.

     SECTION 4.10.  Taxes.

     (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Buying Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) Buying Fund is aware of no information that would indicate that (i) Buying Fund has, or ever had, any shareholder that it not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the Treasury Regulations, or any entity referred to in (and holding its shares in compliance with the terms of) Section 1.817-5(f)(3)(i), (ii) or (iii) of the Treasury Regulations; or (ii) any public investor is participating or has ever participated in Buying Fund through such a segregated asset account other than through the purchase of a variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of the Treasury Regulations. Buying Fund satisfies, and at all times during its existence has satisfied, the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of Treasury Regulations.

     SECTION 4.11.  Representations Concerning the Reorganization.

     (a) There is no plan or intention by Trust or any person related to Trust to acquire or redeem any of the Buying Fund Shares issues in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

     (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.11(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.11(b).

     (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.11(c) shall not preclude any of the reorganizations of funds set forth on Schedule 4.11(b).

     (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund.

     SECTION 4.12. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE 4A

                 CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND

     Trust's obligations to implement this Plan on each Fund's behalf shall be subject to satisfaction of the following conditions on or before the Closing Date, any one or more of which Trust may waive:

     SECTION 4A.1 No Governmental Actions. There is no pending action, suit or proceeding, nor, to the knowledge of Trust, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Trust before any Governmental Authority which questions the validity or legality of this Plan or of the transactions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     SECTION 4A.2 No Brokers. No broker, finder or similar intermediary has acted for or on behalf of Trust in connection with this Plan or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Trust or any action taken by it.

     SECTION 4A.3 Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor. The fair market value of the assets of Buying Fund will exceed the amount of its liabilities immediately after the exchange.

     SECTION 4A.4 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

     SECTION 4A.5 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and any that must be made after the Closing Date to comply with Section 2.4 of this Plan, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Trust in connection with the due adoption by Trust of this Plan and the consummation by Trust of the transactions contemplated hereby.

     SECTION 4A.6 No Bankruptcy Proceedings. Trust is not, with respect to either Fund, under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1.  Conduct of Business.

     (a) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article 7), Trust shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.14(b).

     (b) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article 7), Trust shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

     SECTION 5.2. Expenses. Buying Fund shall bear all of its costs and expenses incurred in connection with this Plan and the Reorganization without any reimbursement therefor. Prior to the submission of the Plan to the Boards of Trustees of Trust for approval, the Investment Adviser, in the ordinary course of its business as a registered investment advisor operating under the Advisors Act, agreed to bear 100% of the costs and expenses of Selling Fund incurred in connection with this Plan and the Reorganization and other transactions contemplated hereby; provided that any such expenses incurred by Selling Fund shall not be reimbursed or paid for by the Investment Advisor or any other Person unless those expenses are solely and directly related to the Reorganization.

     SECTION 5.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.4. Consents, Approvals and Filings. Trust shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Plan. In addition, Trust shall use its reasonable best efforts (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Trust shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.5. Submission of Plan to Shareholders. Trust shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Trust shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Plan. Trust shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

               FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1. Further Conditions Precedent with respect to Both Funds. The obligation of Trust to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Trust.

     (a) The representations and warranties of Trust on behalf of Selling Fund and Buying Fund set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Trust shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund and Buying Fund set forth herein to be performed or satisfied at or prior to the Closing Date.

     (c) There shall be delivered at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Trust, in such individual's capacity as an officer of Trust and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of Trust certifying as to the accuracy and completeness of the attached Governing Documents of Trust, and resolutions, consents and authorizations of or regarding Trust with respect to the execution and delivery of this Plan and the transactions contemplated hereby.

     (d) The dividend or dividends described in the last sentence of Section 3.12(a) shall have been declared.

     (e) To the extent applicable, the Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by the Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between the Investment Adviser and Selling Fund.

     (f) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Plan and the consummation of the transactions contemplated herein by Trust shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (g) This Plan, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

     (h) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.1(h), assets used by Selling Fund to pay the expenses it incurs in connection with this Plan and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Plan shall be included as assets of Selling Fund held immediately prior to the Reorganization.

     (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (j) The Registration Statement on Form N-14 filed by Trust with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.1(k) as a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (k) Trust shall have received on or before the Closing Date an opinion of Trust Counsel in form and substance reasonably acceptable to Trust, as to the matters set forth on Schedule 6.1(k). In rendering such opinion, Trust Counsel may request and rely upon representations contained in certificates of officers of Trust and others, and the officers of Trust shall use their best efforts to make available such truthful certificates.

     (l) Each of Buying Fund and Selling Fund will have satisfied the investment diversification requirements of Section 817(h) of the Code for all taxable quarters since their inceptions, respectively, including the last short taxable period of Selling Fund ending on the Closing Date, and the taxable quarter of Buying Fund that immediately precedes the Closing Date.

                                   ARTICLE 7

                              TERMINATION OF PLAN

     SECTION 7.1. Termination. This Plan may be terminated by Trust on or prior to the Closing Date as follows:

          (a) if circumstances develop that, in its judgment, make proceeding with the Reorganization inadvisable for either Fund;

          (b) if the Closing Date shall not be on or before the Termination
     Date;

          (c) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.5; or

          (d) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2. Survival After Termination. If this Plan is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Plan shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of
Section 5.2.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Plan, and the covenants in this Plan that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Plan that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2. Governing Law. This Plan shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Plan shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Plan is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Plan or any part hereof. Without the prior written consent of the parties hereto, this Plan may not be assigned by any of the parties hereto.

     SECTION 8.4. Obligations of Trust. Trust hereby acknowledges and agrees that each of Buying Fund and Selling Fund is a separate investment portfolio of Trust, that Trust is executing this Plan on behalf of each Buying Fund and Selling Fund, and that any amounts payable by Trust under or in connection with this Plan shall be payable solely from the revenues and assets of Buying Fund or Selling Fund, as applicable. Trust further acknowledges and agrees that this Plan has been executed by a duly authorized officer of Trust in his or her capacity as an officer of Trust intending to bind Trust as provided herein, and that no officer, trustee or shareholder of Trust shall be personally liable for the liabilities or obligation of Trust incurred hereunder. Finally, Trust acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Plan shall be enforceable against the assets of Buying Fund or Selling Fund, as applicable, only and not against the assets of Trust generally or assets belonging to any other series of Trust.

     SECTION 8.5. Amendments. This Plan may not be amended, altered or modified except with the approval of Trust's Board of Trustees.

     SECTION 8.6. Entire Plan; Exhibits and Schedules. This Plan, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.7. Successors and Assigns; Assignment. This Plan shall be binding upon and inure to the benefit of Trust, on behalf of Selling Fund, and Trust, on behalf of Buying Fund, and their respective successors and permitted assigns.

                                   EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 2.1

CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

CLASSES OF SHARES OF SELLING FUND  CORRESPONDING CLASSES OF SHARES OF BUYING FUND
---------------------------------  ----------------------------------------------
  AIM V.I. Premier Equity Fund               AIM V.I. Core Equity Fund
        Series I Shares                           Series I Shares
        Series II Shares                          Series II Shares

                                  SCHEDULE 3.3

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 4.3

                 CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

     None.

                                SCHEDULE 4.4(A)

                        CLASSES OF SHARES OF BUYING FUND

       CLASSES OF SHARES OF BUYING FUND
       --------------------------------
               Series I Shares
               Series II Shares

                                SCHEDULE 4.11(B)

                       PERMITTED REORGANIZATIONS OF FUNDS

     AIM Aggressive Growth Fund into AIM Constellation Fund

     AIM Weingarten Fund into AIM Constellation Fund

     AIM Blue Chip Fund into AIM Large Cap Growth Fund

     AIM Mid Cap Growth Fund into AIM Dynamics Fund

     AIM Small Company Growth Fund into AIM Small Cap Growth Fund

     AIM Premier Equity Fund into AIM Charter Fund

     AIM V.I. Aggressive Growth Fund into AIM V.I. Capital Appreciation Fund

     AIM V.I. Growth Fund into AIM V.I. Capital Appreciation Fund

     AIM V.I. Blue Chip Fund into AIM V.I. Large Cap Growth Fund

     AIM V.I. Premier Equity Fund into AIM V.I. Core Equity Fund

                                SCHEDULE 6.1(K)

                                  TAX OPINIONS

     (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Plan, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

     (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

     (x) The Selling Fund and the Buying Fund will each be a RIC under Subchapter M and will each comply with the investment diversification requirements of Section 817(h) of the Code. Accordingly, the Reorganization will not product adverse Federal income tax consequences by reason of income or gain for any owner of a variable annuity contract or variable life insurance contract that invests in the Selling Fund or Buying Fund.

                                                     SERIES II SHARES
                                                        NUMBER OF
                                  SERIES I SHARES         SHARES        SERIES I SHARES    SERIES II SHARES
NAME AND ADDRESS OF               NUMBER OF SHARES       OWNED OF       PERCENTAGE OWNED   PERCENTAGE OWNED
PRINCIPAL HOLDER                  OWNED OF RECORD         RECORD           OF RECORD          OF RECORD
-------------------               ----------------   ----------------   ----------------   ----------------
Sun Life Financial..............             N/A         17,204.06             N/A              10.41%
  P.O. Box 9137
  Wellesley Hls, MA 02481-9137
Principal Life Insurance
  Company.......................             N/A          9,219.99             N/A               5.58%
  Attn: Chad Nichols
  711 High St.
  Des Moines, IA 50392-9992

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of Buying Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of Buying Fund as of January 19, 2006.

                                       D-2